UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – August 31, 2009

(Date of earliest event reported)

QUESTAR MARKET RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF UTAH	000-30321	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45601, Salt Lake City, Utah 84145-0601

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2600

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 8.01    Other Events

On August 24, 2009, Questar Market Resources, Inc. (the "Registrant") entered into a purchase agreement (the "Purchase Agreement") with Banc of America Securities LLC, J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC and each of the other underwriters named therein (collectively the "Underwriters"), relating to issuance and sale by the Registrant of $300,000,000 aggregate principal amount of 6.80% Notes due 2020 (the "Notes"). The sale of the Notes has been made under the Registrant's registration statements on Form S-3 (Files No. 333-149589 and No. 333-153818). On August 31, 2009, the Registrant completed the sale of $300,000,000 of the Notes.

This Current Report on Form 8-K is filed to incorporate the Form of Note and the Officers' Certificate setting forth the terms of the Notes, both of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The Form of Note and Officers' Certificate attached herein are qualified by reference thereto. The Purchase Agreement was previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated August 27, 2009.

Item 9.01

Financial Statements and Exhibits.

Exhibits.

Exhibit No.

Exhibit

     4.1

Form of the Registrant's 6.80% Note due 2020.

     4.2

Form of Officers' Certificate setting forth the terms of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR MARKET RESOURCES, INC.

(Registrant)

Date: September 2, 2009

/s/Richard J. Doleshek

Richard J. Doleshek

Executive Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

     4.1

Form of the Registrant's 6.80% Note due 2020.

     4.2

Form of Officers' Certificate setting forth the terms of the Notes.

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